Exhibit 10.2

U.S. DEPARTMENT OF THE INTERIOR

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is made by and between ATP Oil & Gas Corporation (“ATP” or “Debtor”) and the U.S. Department of the Interior (“Interior”), through the Bureau of Ocean Energy Management (“BOEM”) and the Bureau of Safety and Environmental Enforcement (“BSEE”). BOEM and BSEE are herein sometimes called the “Agencies.” Interior and ATP are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

A. Interior contends its entry into this Agreement is pursuant to its authority under the Outer Continental Shelf Lands Act (“OCSLA” or “the “Act”), 43 U.S.C. §§1301, et seq. and its implementing regulations. ATP contends Interior’s authority arises under the oil and gas leases (“OGLs”) and rights-of-use easements (“RUEs”) themselves.

B. ATP is a corporation engaged in, among other things, the acquisition, development, and production of oil and natural gas properties on the Outer Continental Shelf (“OCS”) in the Gulf of Mexico. On August 17, 2012 (“Petition Date”), ATP filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, commencing Case No. 12-36187 (“Bankruptcy Case”) in the United States Bankruptcy Court for the Southern District of Texas (“Court”).

C. As of the Petition Date, ATP has interests in various federal oil and gas leases (“OGLs”) and rights-of-use and easements (“RUEs”) on the OCS (collectively, “Federal Leases”).

D. The OGLs and RUEs that are the subject of this Agreement are listed in Exhibit A, Schedule for Decommissioning attached to this Agreement, and are referred to hereinafter for purposes of this Agreement as “Idle Iron Blocks.” ATP has accrued decommissioning obligations pursuant to its interests in the Idle Iron Blocks and certain applicable federal regulations requiring ATP to return the OGLs and RUEs covered by the Idle Iron Blocks to a condition that meets certain proscribed requirements, e.g., those conditions described in 30 C.F.R. §§ 250.1700 to 250.1754 (“Decommissioning Obligations”). The Idle Iron Blocks are comprised of the following OGLs and RUEs, including all OCS facilities and obstructions located thereon and constructed pursuant to the terms of such OGLs and RUEs, and all wells with bottom hole locations on such OGLs:

Leases OCS-G 10226 (BA 544); 10444 (DC 133); 05391 (EC 299); 09574 (EI 30); 12906 (EI 71); 21348 (HI 74); 09790 (MC 217); 16333 (SMI 90); 12955 (SS 321); 04827 (ST 77); 04460 (ST 76); 15197 (VR 260); 02833 (WC 237); 14336 (WC 461); 22555 (WC 462); and RUEs OCS-G 30039 (WC 479) and 30006 (WC 557).

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E. The Parties have negotiated this Agreement to compromise, in part, the August 17, 2012 Order issued by Interior, through BOEM and BSEE (the “August 17th Order”), and such negotiations have been in good faith, and at arm’s length, as a means of ensuring the performance of, ATP’s Decommissioning Obligations, as described herein, without the costs, delays, and uncertainties of litigation.

F. The Debtor is willing to perform all of the work associated with the Decommissioning Obligations for the Idle Iron Blocks in accordance with the schedule and statement of work attached as Exhibit A to this Agreement. Interior asserts that ATP’s timely and complete compliance with its Decommissioning Obligations pertaining to the Idle Iron Blocks is of paramount concern to the Agencies, as the Federal authorities and stewards charged with protection of the marine, coastal and human environment on the OCS.

G. The Parties have agreed to resolve certain of their respective disputes arising out of the August 17th Order and relating to the Decommissioning Obligations for the Idle Iron Blocks as provided herein and, upon execution of this Agreement, Debtor has filed a Motion for Approval and Compromise and Settlement (“9019 Motion”) with the Court, seeking the Court’s approval of this Agreement and the terms and conditions contained herein and requesting that the Court hold an expedited hearing on the 9019 Motion by November 30, 2012.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises set forth above and below, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereby agree as follows:

1. Effective Date. Notwithstanding the date of execution, this Agreement shall not be effective until the date of entry of the Court’s order approving this Agreement (“Effective Date”).

2. Specific Performance. ATP shall conduct the work described on Exhibit A in order to complete the Decommissioning Obligations pertaining to the Idle Iron Blocks. The Debtor’s performance of the Decommissioning Obligations must be in accordance with the requirements of the OGLs and RUEs and OCSLA and its implementing regulations, including 30 C.F.R. §§ 250.1700 to 250.1754 (“Decommissioning Standards”). The Debtor’s completion of the Decommissioning Obligations in accordance with this Agreement is in lieu of posting supplemental bonds or providing alternative financial security for the Idle Iron Blocks. ATP’s failure to comply with the Decommissioning Obligations in accordance with this Agreement, including the schedule and statement of work attached as Exhibit A, would constitute a breach of this Agreement and the Decommissioning Standards; provided, however, if there is a minor delay in the completion of any particular line item in Exhibit A based upon weather events, equipment failures or problems, unforeseen technical complications, or some other event or situation beyond the control of ATP, ATP will be granted an automatic 5 day extension to complete such line item, reserving further to ATP the right to request expedited consideration by

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BSEE of individual line item extensions beyond said 5 days if circumstances should warrant. The Parties recognize that the Permit Submittal Dates and the Completion Dates shown in Exhibit A are estimates based on current information, and due to various factors, including weather events, equipment failures, unforeseen technical complications or some other event beyond the control of ATP, such estimated dates may need to be revised over time. Thus, Debtor will submit to BSEE a replacement Exhibit A on a quarterly basis, commencing January 1, 2013, which replacement Exhibit A will become effective upon approval of BSEE; dates on Exhibit A may also be modified in the interim with approval of BSEE. BSEE retains all discretion in determining whether to modify and/or replace Exhibit A in any respect. For the avoidance of doubt, the dates specified in Exhibit A attached to this settlement agreement as of its execution by the parties are binding and in effect unless modifications are either approved by BSEE or affected by an order of the Court in the Bankruptcy Case approving this Agreement. Nothing in this Agreement shall preclude or prevent Interior from moving before the Court for all forms of relief, including actions to require injunctive relief under 43 U.S.C. Section 1350, to address any violation of this Agreement and to require the Debtor’s specific performance of the work described on Exhibit A. The Debtor agrees that it will not oppose or otherwise object to specific performance as an available form of relief or remedy under this Agreement, if the Court determines the Debtor has failed to perform the Decommissioning Obligations in accordance with this Agreement.

3. Budget Availability. To meet its Decommissioning Obligations for the Idle Iron Blocks, the Debtor will use a portion of the funds provided in the 18-month budget (as amended from time to time, the “Budget”), attached as Exhibit B and incorporated into the final DIP financing and cash collateral order (Docket No. 440 in the Bankruptcy Case), as such order may be amended and revised from time to time, provided the amount budgeted for such work shall not be less the total assessed amount set forth on Exhibit A, less amounts expended from time to time in performing the Decommissioning Obligations for the Idle Iron Blocks and less amounts for any Idle Iron Blocks sold or otherwise transferred with Interior’s consent for which the acquiring entity assumes or otherwise agrees to accept liability for the corresponding Decommissioning Obligations. The funds to be used to complete the Decommissioning Obligations for the Idle Iron Blocks (the “Idle Iron Funds”) are included in the line item in the Budget designated for “Total Plugging & Abandonment,” along with funds intended for other purposes. ATP shall ensure that the Idle Iron Funds available for completing the Decommissioning Obligations pertaining to the Idle Iron Blocks will be not less than the total of assessed amounts shown on Exhibit A, less amounts expended from time to time in completing such Decommissioning Obligations and less amounts for any Idle Iron Blocks sold or otherwise transferred with Interior’s consent for which the acquiring entity assumes or otherwise agrees to accept liability for the corresponding Decommissioning Obligations. Prior to the completion in full of all of the Decommissioning Obligations pertaining to the Idle Iron Blocks, ATP agrees not to redirect the Idle Iron Funds as allocated in the Budget for a purpose other than completion of the Decommissioning Obligations or to amend the Budget with respect to “Total Plugging & Abandonment” funds to provide for amounts less than that set forth on Exhibit A (as may be reduced by funds expended pursuant to Exhibit A), without the express written approval of BOEM and BSEE.

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4. Exclusions and Reservations. This Agreement does not address disputes between Interior and Debtor as to any issue other than Decommissioning Obligations pertaining to the Idle Iron Blocks, including without limitation Debtor’s bonding and other decommissioning obligations under its other Federal Leases, and it is not the Parties’ intent to impact, compromise or release such other rights, claims and arguments. Therefore, Interior and ATP each hereby expressly reserves any and all other rights, claims and arguments as to all other disputes. Further, this Agreement does not preclude Interior from seeking further financial bonding or guarantee from ATP as may be required to secure its Decommissioning Obligations in the event of a material change in condition hereunder. Interior and Debtor specifically reserve any and all other rights to seek relief from co-lessees or former lessees on all Idle Iron Blocks for any reason. Interior reserves all rights as to modifying Decommissioning Obligations in the event of a material change in condition hereunder.

5. Authority. Each Party warrants and represents that the person(s) executing this Agreement on its behalf of has the authority to sign this Agreement. Such representation and warranty shall survive any performance, termination, and expiration of this Agreement.

6. Entire Agreement and Modification. This Agreement and its Exhibits constitute the entire agreement between the Parties with respect to the settlement of those specific matters addressed herein. This Agreement may be amended or modified only by written agreement that expressly amends or modifies this Agreement and that is executed by an authorized representative of each Party.

7. Forum Selection. The Court shall retain jurisdiction to interpret and enforce the Agreement and to resolve any disputes that may arise between the Parties related to the Agreement. ATP asserts that such jurisdiction shall be exclusive until the “effective date” of any Plan of Reorganization of ATP.

8. Choice of Law. This Agreement shall be governed by federal law.

9. Headings. Headings of the sections and subsections of this Agreement are inserted for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or any of the provisions hereof.

10. Waiver of Trial by Jury. The Parties each waive any right to trial by jury with respect to any matter arising under this Agreement. This waiver covers each instance and each issue as to which the right to a jury trial would otherwise accrue.

11. Interpretation. Through counsel, each Party has participated in the preparation of this Agreement and, therefore, waives the benefit of any rule of interpretation by reason of one Party’s preparation of the Agreement.

12. Severability. Wherever possible, each provision of this Agreement shall be interpreted as valid under applicable law. If any provision in this Agreement or in any instrument or document delivered pursuant to this Agreement is invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions herein and therein shall not be affected or impaired.

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13. Counterparts. This Agreement may be executed and delivered by the Parties by electronic means, including facsimile or electronic mail, and in multiple counterparts, all of which will be deemed an original and all of which shall constitute one and the same instrument.

14. No Third-Party Beneficiaries. No person or entity who is not a Party to this Agreement shall have or enjoy any rights hereunder.

15. Acknowledgement of Sufficiency of Consideration. The Parties acknowledge the promises and covenants herein constitute a full and reasonable compromise and settlement of Decommissioning Obligations for the Idle Iron Blocks, and represents good and valuable consideration.

16. Condition Precedent. This Agreement is subject to and conditioned on (a) Debtor obtaining written consent of the Agent for the DIP Lenders, and (b) the occurrence of the Effective Date.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the dates indicated under the signatures below.

ATP OIL & GAS CORPORATION

By:	/s/ George R. Morris

Date: November 28, 2012

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U. S. DEPARTMENT OF THE INTERIOR
BUREAU OF SAFETY AND ENVIRONMENTAL ENFORCEMENT

By:	/s/ Lars Herbst

Date: November 28, 2012

LARS HERBST Regional Director BSEE Gulf of Mexico Region 1201 Elmwood Park Blvd. New Orleans, LA 70125-2394

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BUREAU OF OCEAN ENERGY MANAGEMENT

By:	/s/ John Rodi

Date: November 28, 2012
JOHN RODI Regional Director BOEM Gulf of Mexico Region 1201 Elmwood Park Blvd. New Orleans, LA 70125-2394

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Exhibit A

Idle Iron Blocks and Schedule of Decommissioning Work

[see attached]

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Exhibit B

18 Month Budget

[see attached]

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